SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                First Federal of Northern Michigan Bancorp, Inc.
                ------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                                     32-0135202
----------------------------------------     ----------------------------------
(State of Incorporation or Organization)     I.R.S. Employer Identification No.)



100 South Second Avenue, Alpena, Michigan                  49707
------------------------------------------                 ------
(Address of Principal Executive Offices)                (Zip Code)

    If this form relates to the                 If this form relates to the
    registration of a class of securities       registration of a class of
    pursuant to Section 12(b) of the            securities Pursuant to Section
    Exchange Act and is effective               12(g) of the Exchange Act and
    pursuant to General Instruction             is effective pursuant to General
    A.(c), please check the following           Instruction A.(d), please check
    box.[ ]                                     the following box.[X]

    Securities Act registration statement file number to which this form relates: 333-121178

    Securities to be registered pursuant to Section 12(b) of the Act.

             None                                     N/A
        ---------------                  -------------------------------------
        (Title of Class)                   (Name of Each Exchange on Which
                                             Each Class is to be Registered)


    Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

    For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Description of Capital Stock of First Federal of Northern Michigan Bancorp, Inc. Following the Conversion," and "Restrictions on Acquisition of First Federal of Northern Michigan Bancorp, Inc." in the Registrant's Registration Statement on Form SB-2 (File No. 333-121178), as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Description of Capital Stock of First Federal of Northern Michigan Bancorp, Inc. Following the Conversion," and "Restrictions on Acquisition of First Federal of Northern Michigan Bancorp, Inc." in the Registrant's Registration Statement on Form SB-2 (Registration Number 333-121178), as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005.

Item 2.  Exhibits.
------------------

    1. Registration Statement on Form SB-2 (Registration Number 333-121178) as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005, is hereby incorporated by reference.

    2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005).

    3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005).

    4.       Form of Common Stock Certificate (incorporated by reference to
             Exhibit 4 of the Registration Statement on Form S-2 as filed December 10, 2004 and as amended on January 26, 2005, February 7, 2005 and February 11, 2005).

                                    SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  FIRST FEDERAL OF NORTHERN
                                  MICHIGAN BANCORP, INC.



Date:   March 22, 2005            By: /s/ Martin A. Thomson
                                      --------------------------------
                                      Martin A. Thomson
                                      President and Chief Executive Officer